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                                                                 Exhibit (d)(1)

                         Investment Advisory Agreement

                         INVESTMENT ADVISORY CONTRACT

                          MASTER INVESTMENT PORTFOLIO
                               400 Howard Street
                        San Francisco, California 94105

                                                               December 1, 2009

BlackRock Fund Advisors
400 Howard Street
San Francisco, California 94105

Dear Sirs:

   This will confirm the agreement between Master Investment Portfolio (the "Trust") on behalf of each of its series set forth on Schedule A attached hereto, as such Schedule may be amended from time to time (each, a "Master Portfolio"), and BlackRock Fund Advisors (the "Adviser") as follows:

   1. The Trust is a registered open-end management investment company currently consisting of multiple investment portfolios. Each Master Portfolio is one of these portfolios. The Trust proposes to engage in the business of investing and reinvesting the assets of each Master Portfolio in the manner and in accordance with the investment objective and restrictions specified in the Trust's Registration Statement, as amended from time to time (the "Registration Statement"), filed by the Trust under the Investment Company Act of 1940 (the "Act"). Copies of the Registration Statement have been furnished to the Adviser. Any amendments to the Registration Statement shall be furnished to the Adviser promptly.

   2. The Trust is engaging the Adviser to manage the investing and reinvesting of each Master Portfolio's assets and to provide the advisory services specified elsewhere in this contract to each Master Portfolio, subject to the overall supervision of the Board of Trustees of the Trust.

   3. The Adviser shall make investments for the account of each Master Portfolio in accordance with the Adviser's best judgment and consistent with the investment objective and restrictions set forth in the Trust's Registration Statement, the Act and the provisions of the Internal Revenue Code of 1986 relating to regulated investment companies, subject to policy decisions adopted by the Trust's Board of Trustees. The Adviser shall advise the Trust's officers and Board of Trustees, at such times as the Trust's Board of Trustees may specify, of investments made for each Master Portfolio and shall, when requested by the Trust's officers or Board of Trustees, supply the reasons for making particular investments.

      (a) The Adviser shall provide to the Trust investment guidance and policy direction in connection with its daily management of each Master Portfolio's assets, and shall furnish to the Trust's Board of Trustees periodic reports on the investment strategy and performance of each Master Portfolio and such additional reports and information as the Trust's Board of Trustees and officers shall reasonably request.

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      (b) The Adviser shall pay the costs of printing and distributing all materials relating to each Master Portfolio prepared by it, or prepared at its request, other than such costs relating to proxy statements, registration statements, reports for holders of beneficial interests of each Master Portfolio ("Investors") and other materials distributed to existing or prospective Investors on behalf of each Master Portfolio.

      (c) The Adviser shall, at its expense, employ or associate with itself such persons as the Adviser believes appropriate to assist it in performing its obligations under this contract.

   4. The Trust understands that the Adviser, in rendering its services to each Master Portfolio hereunder, may subject to the overall supervision of the Trust's Board of Trustees and to the extent permitted by applicable law, any exemptive order issued by the Securities and Exchange Commission (the "SEC") applicable to the Trust, any Master Portfolio or the Adviser or any SEC staff no-action or interpretive position that may be relied upon by the Trust, any Master Portfolio or the Adviser, employ, retain or otherwise avail itself of the services of other persons or entities (a "Subadviser") at the Adviser's own cost and expense, including without limitation, affiliates of the Adviser, on such terms as the Adviser shall determine to be necessary, desirable or appropriate, provided that the Adviser shall continue to supervise and monitor the performance of the duties delegated to the Sub-Adviser and provided that any such delegation will not relieve the Adviser of its duties and obligations under this contract. The Adviser will not seek to amend any such Sub-Advisory Contract to materially alter the obligations of the parties unless the Adviser gives the Trust at least 60 days' prior written notice thereof.

   5. The Adviser shall give the Trust and each Master Portfolio the benefit of the Adviser's best judgment and efforts in rendering services under this contract. As an inducement to the Adviser's undertaking to render these services, the Trust agrees that the Adviser shall not be liable under this contract for any mistake in judgment or in any other event whatsoever except for lack of good faith, provided that nothing in this contract shall be deemed to protect or purport to protect the Adviser against any liability to the Trust or its Investors to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties under this contract or by reason of reckless disregard of its obligations and duties hereunder. Notwithstanding any of the foregoing to the contrary, the provisions of this section shall not be construed so as to relieve (or attempt to relieve) the Adviser of any liability, to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this section to the fullest extent permitted by law.

   6. In consideration of the services to be rendered by the Adviser under this contract for each Master Portfolio, the Trust shall pay the Adviser a monthly fee on the first business day of each month, at the annual rate specified for that Master Portfolio on Schedule A. The fee shall be based on the average daily value (as determined on each day that such value is determined for the applicable Master Portfolio at the time set forth in the Registration Statement for determining net asset value) of the applicable Master Portfolio's net assets during the preceding month. If the fee payable to the Adviser pursuant to this Section 6 begins to accrue after the beginning of any month or if this contract terminates before the end of any month, the fee for the period from the effective date to the end of that month or from the beginning of that month to the termination

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date, respectively, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating each such monthly fee, the value of each Master Portfolio's net assets shall be computed in the manner specified in the Registration Statement and the Trust's Agreement and Declaration of Trust for the computation of the value of each Master Portfolio's net assets in connection with the determination of the net asset value of Master Portfolio interests.

   7. This contract shall become effective on its execution date and shall thereafter continue in effect with respect to each Master Portfolio for an initial period of two years from the date hereof. Thereafter this contract shall continue in effect with respect to a Master Portfolio for successive periods of one year each only so long as each continuance is specifically approved at least annually by (a) the vote of a "majority of the outstanding voting securities" (as defined in the Act) of that Master Portfolio or by the Trust's Board of Trustees and (b) the vote, cast in person at a meeting called for the purpose, of a majority of the Trust's trustees who are not parties to this contract or "interested persons" (as defined in the Act) of any such party. This contract may be terminated at any time with respect to any Master Portfolio by the Trust without the payment of any penalty, by a vote of a "majority of the outstanding voting securities" (as defined in the Act) of that Master Portfolio or by a vote of a majority of the Trust's entire Board of Trustees on 60 days' written notice to the Adviser or by the Adviser on 60 days' written notice to the Trust. This contract shall terminate with respect to any Master Portfolio automatically in the event of its "assignment" (as defined in the Act) with respect to such Master Portfolio.

   8. Except to the extent necessary to perform the Adviser's obligations under this contract, nothing herein shall be deemed to limit or restrict the right of the Adviser, or any affiliate of the Adviser, or any employee of the Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

   9. Except to the extent governed by the federal security laws, this contract shall be governed by and construed in accordance with the laws of the State of California.

   10. This contract has been executed on behalf of the Trust by the undersigned officer of the Trust in his capacity as an officer of the Trust. The obligations of this contract shall only be binding upon the assets and property of the Master Portfolio, as provided for in the Trust's Agreement and Declaration of Trust, and shall not be binding upon any Trustee, officer or Investor of the Trust or a Master Portfolio individually. No Master Portfolio shall be responsible for the obligations of any other Master Portfolio under this contract.

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   If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,

MASTER INVESTMENT PORTFOLIO
on behalf of each Master Portfolio listed on Schedule A from time to time


By:  /s/ Anne Ackerley
     --------------------------
     Name: Anne Ackerley
     Title: President

ACCEPTED as of the date set
forth above:
BLACKROCK FUND ADVISORS

By:  /s/ Kristi Mitchem
     --------------------------
     Name: Kristi Mitchem
     Title: Managing Director


By:  /s/ Geoffrey Flynn
     --------------------------
     Name: Geoffrey Flynn
     Title: Managing Director

                                     - 4 -

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                                  SCHEDULE A

                                     FEES

      MASTER PORTFOLIO                                   ADVISORY FEE RATE
      ----------------                                   -----------------
      LifePath Retirement Master Portfolio..............       0.35%
      LifePath 2010 Master Portfolio....................       0.35%
      LifePath 2020 Master Portfolio....................       0.35%
      LifePath 2030 Master Portfolio....................       0.35%
      LifePath 2040 Master Portfolio....................       0.35%
      LifePath 2050 Master Portfolio....................       0.35%
      Active Stock Master Portfolio.....................       0.25%
      CoreAlpha Bond Master Portfolio...................       0.25%
      Bond Index Master Portfolio.......................       0.08%
      S&P 500 Stock Master Portfolio....................       0.05%

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
            Money Market Master Portfolio..................... 0.10%
            Prime Money Market Master Portfolio............... 0.10%
            Government Money Market Master Portfolio.......... 0.10%
            Treasury Money Market Master Portfolio............ 0.10%

Investment Advisory Contract

Schedule A, dated December 1, 2009

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